                                  Exhibit 99.1

                             Joint Filer Information

Name of Joint Filer:                        Vector Capital IV L.P.

Address of Joint Filer:                     c/o Vector Capital Management, L.P.
                                            One Market Street, Steuart Tower,
                                            23rd Floor

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   Tangoe, Inc. (TNGO)

Date of Event Requiring
Statement (Month/Day/Year):                 11/13/2015

Designated Filer:                           Alexander Slusky

Signature:

Vector Capital IV L.P.
By:   Vector Capital Partners IV, L.P., its General Partner
By:   Vector Capital, L.L.C., its General Partner

/s/ David Baylor
-----------------------------------------
Name:  David Baylor
Title:  Chief Operating Officer
Date: November 17, 2015

Name of Joint Filer:                        Alexander Slusky

Address of Joint Filer:                     c/o Vector Capital Management, L.P.
                                            One Market Street, Steuart Tower,
                                            23rd Floor

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   Tangoe, Inc. (TNGO)

Date of Event Requiring
Statement (Month/Day/Year):                 11/13/2015

Designated Filer:                           Alexander Slusky

Signature:

Alexander R. Slusky

/s/ Alexander R. Slusky
-----------------------------------------
Name:  Alexander R. Slusky
Date: November 17, 2015